SECURITIES PURCHASE AGREEMENT

by and among

FMC TECHNOLOGIES, INC.,

SCHILLING ROBOTICS, INC.,

and

TYLER SCHILLING

dated as of

April 25, 2012

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ARTICLE I

PURCHASE, SALE AND ASSIGNMENT OF UNITS

Section 1.1	Assignment 2

Section 1.2	Acceptance and Assumption 2

Section 1.3	Purchase Price 2

Section 1.4	Purchase Price Adjustment 2

Section 1.5	Closing 3

Section 1.6	Deliveries 3
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Section 2.1	Title 3

Section 2.2	Organization and Authority 4

Section 2.3	Capitalization 4

Section 2.4	No Conflict; Consents 5

Section 2.5	Litigation 5

Section 2.6	Validity and Enforceability 6

Section 2.7	No Other Activities 6

Section 2.8	Taxes 6
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.1	Organization 7

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Page

Section 3.2	Authority Relative to this Agreement 8

Section 3.3	No Conflict; Consent. 8

Section 3.4	Litigation 8

Section 3.5	Investment Representations 9
ARTICLE IV

COVENANTS

Section 4.1	Company Property 10

Section 4.2	Tax Returns 10
ARTICLE V

CLOSING DELIVERABLES

Section 5.1	Closing Deliverables of Schilling Inc. and Schilling 11
ARTICLE VI

INDEMNIFICATION

Section 6.1	Indemnification by the Sellers 12

Section 6.2	Claims Procedure 12

Section 6.3	Resolution of Conflicts and Arbitration 13

Section 6.4	Third Party Claims 14

Section 6.5	Indemnity Period 15

Section 6.6	Indemnification Basket 15

Section 6.7	Limitations on Indemnity 16

Section 6.8	Contribution 16

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Section 6.9	Exclusive Remedy 16
ARTICLE VII

DEFINITIONS AND INTERPRETATION

Section 7.1	Definitions 16

Section 7.2	Interpretation 20
ARTICLE VIII

MISCELLANEOUS

Section 8.1	Survival 20

Section 8.2	Fees and Expenses 21

Section 8.3	Amendment 21

Section 8.4	Notices 21

Section 8.5	Descriptive Headings 22

Section 8.6	Counterparts 22

Section 8.7	Entire Agreement 22

Section 8.8	Assignment 22

Section 8.9	Governing Law; Forum 22

Section 8.10	Specific Performance 23

Section 8.11	Parties in Interest 23

Section 8.12	Severability 23

Section 8.13	Waiver of Jury Trial 23

EXHIBITS

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Exhibit A – Form of Assignment of Membership Interests

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SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 25, 2012, is made by and among FMC TECHNOLOGIES, INC., a Delaware corporation (“Purchaser”), SCHILLING ROBOTICS, INC., a Delaware corporation (“Schilling Inc.”) and Tyler Schilling, an individual (“Schilling”). Schilling Inc. and Schilling may be collectively referred to herein as the “Sellers” and individually as a “Seller.” Purchaser, Schilling Inc. and Schilling may be collectively referred to herein as the “Parties” and individually as a “Party.” Certain capitalized terms used in this Agreement have the meanings ascribed to them in Section 7.1 hereof.
W I T N E S S E T H:
WHEREAS, Purchaser, Schilling Inc., Schilling and Schilling Robotics, LLC, a Delaware limited liability company (the “Company”), are parties to that Securities Purchase Agreement dated as of December 24, 2008 (the “Securities Purchase Agreement”);
WHEREAS, Purchaser, Schilling Inc. and Schilling are also parties to that Unitholders Agreement of the Company, dated as of December 26, 2008 (the “Unitholders Agreement”);
WHEREAS, pursuant to the transactions contemplated by the Securities Purchase Agreement, Purchaser purchased 42 Class A Units of the Company from Schilling Inc., and 5.45 Class A-1 Units from the Company (the “FMC Units”), and Schilling Inc. and Schilling collectively retained 58 Class A Units of the Company (the “Schilling Units”);
WHEREAS, the FMC Units and the Schilling Units comprise all of the issued and outstanding membership interests in the Company (the “Units”);
WHEREAS, in accordance with Section 6.2 of the Securities Purchase Agreement, Schilling Inc. caused Schilling Robotics Newco, LLC, a former Delaware limited liability company (“Newco”), to be liquidated and dissolved in accordance with Delaware law, and all Units of the Company owned by Newco were transferred to Schilling Inc., and are included among the Schilling Units;
WHEREAS, pursuant to the terms of the Unitholders Agreement, Purchaser was granted a right to purchase the Schilling Units from the Sellers, and Purchaser has delivered a notice to each of the Sellers of its desire to exercise such option;
WHEREAS, the Sellers have agreed to sell, convey, assign, transfer and deliver to Purchaser, free and clear of all debts, liabilities, obligations, taxes, security interests, liens, pledges, charges and encumbrances of every kind, the Schilling Units and Purchaser desires to accept the Schilling Units from the Sellers on the terms and conditions set forth herein (the “Transaction”).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties hereto agree as follows:
ARTICLE I

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PURCHASE, SALE AND ASSIGNMENT OF UNITS
Section 1.1    Assignment. Each of Schilling Inc. and Schilling hereby sells, conveys, assigns, transfers and delivers the Schilling Units held by such Seller to Purchaser, together with all of such Seller’s respective rights and obligations as holders of Class A Units of the Company associated with the Schilling Units.
Section 1.2    Acceptance and Assumption. Purchaser hereby accepts the Schilling Units and all rights and obligations associated with the Schilling Units.
Section 1.3    Purchase Price. The Parties agree that the aggregate purchase price for the Schilling Units is $281,382,255.00 (such amount, as adjusted pursuant to Section 1.4 below, the “Purchase Price”) cash to be allocated between Schilling Inc. and Schilling in accordance with their relative ownership of Schilling Units immediately prior to the Closing Date.
Section 1.4    Purchase Price Adjustment.
(a)    The Parties acknowledge and agree that the Purchase Price has been calculated based on Section 2.4.2 of the Unitholders Agreement and that the Parties have agreed on the amount of the EBITDA of the Company and its subsidiaries and the Multiple and the Sellers have provided the amount of the Schilling Counsel Fees in the certificate delivered pursuant to Section 5.1(f). Within 30 days of the Closing Date, the Sellers agree to deliver to the Purchaser the amount of the Net Debt as of the Closing Date accompanied by materials showing in reasonable detail the Sellers’ calculation of such amount (the “Proposed Calculation”).
(b)    The Purchaser shall have the right for 30 days following its receipt of the Proposed Calculation to object to the Proposed Calculation. Any objection made by the Purchaser shall be accompanied by materials showing in reasonable detail the Purchaser’s support for its position. The Purchaser shall be deemed to have waived any rights to object under this Agreement unless the Purchaser furnishes its written objections, together with supporting materials, to the Sellers within such 30-day period following the Purchaser’s receipt of the Proposed Calculation. The Purchaser and the Sellers shall meet to resolve any differences in their respective positions with respect to the Proposed Calculation. If the Sellers and the Purchaser are unable to agree upon the Proposed Calculation within 30 days of the Sellers’ receipt of the Purchaser’s objections, the Purchaser or the Sellers may submit the matter to be resolved through an arbitration procedure conducted in accordance with Section 6.3. In the event that the Sellers fail to deliver the Proposed Calculation within 30 days of the Closing Date as required by Section 1.4(a), the Purchaser shall have the right following such 30 days after the Closing Date to deliver its proposed calculation of the Net Debt, and the Sellers shall have the right to furnish written objection to the Purchaser’s proposed calculation of the Net Debt so long as such written objections are delivered to the Purchaser within 15 days of the delivery of the Purchaser’s proposed calculation to the Sellers. Any further objections to any amount of Net Debt initially proposed by the Purchaser pursuant to the immediately preceding sentence shall be resolved in the same manner as described above in this Section 1.4(b).
(c)    Following the final determination of the Proposed Calculation as set forth in Section 1.4(b) above, (i) if the Purchase Price (as determined using the finally resolved

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calculation of the Net Debt) is less than the Purchase Price paid at the Closing pursuant to Section 1.3, then the Sellers shall pay to the Purchaser by wire transfer of immediately available funds an amount equal to such difference within five (5) Business Days of the date of the final determination and (ii) if the Purchase Price (as determined using the finally resolved calculation of the Net Debt) is greater than the Purchase Price paid at the Closing pursuant to Section 1.3, then the Purchaser shall pay to the Sellers by wire transfer of immediately available funds an amount equal to such difference within five (5) Business Days of the date of the final determination in the same proportion as the payment of the Purchase Price at the Closing pursuant to Section 1.3 (or as otherwise instructed in writing by the Sellers).
(d)    All amounts to be paid under this Section 1.4 shall be deemed to be adjustments to the Purchase Price.
Section 1.5    Closing. The closing of the Transaction (the “Closing”) shall take place at the offices of DLA Piper LLP (US), counsel to the Sellers, at 400 Capitol Mall, Suite 2400, Sacramento, CA 95814, or at such other place as Purchaser and the Sellers may agree, on the date of this Agreement (the “Closing Date”).
Section 1.6    Deliveries. Subject to the terms and conditions of this Agreement, at the Closing, (a) each of the Sellers will deliver to Purchaser a certificate or certificates representing the Schilling Units owned by such Seller, duly endorsed for transfer to Purchaser, against payment by Purchaser of the Purchase Price by wire transfer of immediately available funds to Schilling Inc.’s and Schilling’s account (as designated in writing by each of Schilling Inc. and Schilling prior to the date hereof), and (b) Schilling Inc. and Schilling shall deliver the other documents and agreements described in Article V of this Agreement.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Except as set forth in the schedule prepared and delivered to Purchaser in connection with this Agreement setting forth specific exceptions to Schilling Inc.’s and Schilling’s representations and warranties set forth in this Agreement (each section of which qualifies the correspondingly numbered representation and warranty by Schilling Inc. and Schilling) (the “Disclosure Schedule”), Schilling Inc. and Schilling, jointly and severally, represent and warrant to Purchaser as of the date hereof as follows:
Section 2.1    Title. Schilling Inc. is the record owner of 57.9 Class A Units, and Schilling is the record owner of 0.1 Class A Unit. Immediately after the Closing, Purchaser will be the record and beneficial owner of the Schilling Units, in each case free and clear of all debts, liabilities, obligations, taxes and Liens, other than Liens created or imposed by Purchaser and restrictions on transfers under applicable securities laws. None of the Sellers has granted any option or right, and none of the Sellers is a party to or bound by any agreement that requires or, upon the

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passage of time, the payment of money or occurrence of any other event, would require such Seller to transfer any of the Schilling Units to anyone (other than to Purchaser under this Agreement).
Section 2.2    Organization and Authority. Schilling Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and currently contemplated to be conducted. Schilling Inc. is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such other jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. Schilling Inc. has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments of Schilling Inc. contemplated hereby and to perform its obligations hereunder and thereunder. Execution, delivery and performance of such obligations by Schilling Inc. have been duly and validly authorized by all requisite corporate action on the part of Schilling Inc. For purposes of this Agreement, “Company Material Adverse Effect” means any event or occurrence that has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect (a) on the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of Schilling Inc., the Company and the Subsidiaries, taken as a whole, or (b) that would prevent or materially alter or delay the Transaction or any of the other transactions contemplated hereby.
Section 2.3    Capitalization.
(a)    As of the date hereof, the authorized and outstanding equity interests of the Company consist of 100 Class A Units and 5.45 Class A-1 Units. As of the date hereof, no Units are reserved for issuance pursuant to any outstanding options, warrants or other securities convertible into Units. Of the issued and outstanding Units set forth above, none are subject to repurchase rights in connection with the Transaction. All of the outstanding Units are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable laws, including federal and state securities laws, and the Operating Agreement. The rights, preferences and privileges of the Units are as set forth in the Operating Agreement.
(b)    Except for the FMC Units and the Schilling Units, (i) there are no equity interests of the Company issued or outstanding; (ii) there are no existing options, warrants, calls, preemptive rights, rights of first refusal, equity appreciation, phantom stock or similar rights, indebtedness having general voting rights or debt convertible into securities having such rights (“Voting Debt”) or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity interests of the Company obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any equity interests or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Units or other equity interests or to provide funds to make any investment (in the form of a

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loan, capital contribution or otherwise) in any other entity.
(c)    Except for the Operating Agreement, there are no voting trusts or other agreements or understandings to which any Seller is a party with respect to the voting of the equity interests of the Company.
(d)    Newco has been liquidated and dissolved in accordance with Delaware law, and all assets of Newco, including any Units owned by Newco, have been distributed to Schilling Inc.
Section 2.4    No Conflict; Consents.
(a)    No notice to or filing with, and no permit, authorization, waiver, consent or approval of, any arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government (in each case, whether foreign or domestic) (a “Governmental Entity”), or any other Person is necessary for the execution, delivery or performance of this Agreement and the other agreements contemplated hereby by the Sellers or the consummation by the Sellers of the transactions contemplated by this Agreement, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (ii) such antitrust filings as may be required in any jurisdiction and which have been obtained; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be reasonably expected to have a Company Material Adverse Effect.
(b)    No consent, order, authorization, approval, declaration or filing is required on the part of any Seller for or in connection with the execution, delivery or performance of this Agreement and the other agreements, documents and instruments of such Seller contemplated hereby. Neither the execution and delivery of this Agreement by any Seller, the consummation by such Seller of the transactions contemplated hereby nor compliance by such Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of Schilling Inc.’s certificate of incorporation or bylaws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any mortgage, pledge, charge, security interest, lien, claim or encumbrance of any kind (collectively, a “Lien”)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, permit, authorization, franchise, contract, agreement or other instrument or obligation to which such Seller is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller, or its properties or assets.
Section 2.5    Litigation. There is no action, suit, proceeding, arbitration or investigation pending before any Government Entity or arbitration or mediation panel or, to any Seller’s Knowledge, threatened in which Schilling Inc. or Schilling is a party that challenges this Agreement or any of the transactions contemplated herein or could reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

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Section 2.6    Validity and Enforceability. This Agreement, and the documents to be delivered by each Seller pursuant to Article V, shall be, when executed and delivered by such Seller, the valid and binding obligations of such Seller enforceable in accordance with their respective terms, subject to (a) laws of general application relating to specific performance, injunctive relief or other equitable remedies, (b) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (c) federal or state laws limiting enforceability of the indemnification provisions in Article VI of this Agreement.
Section 2.7    No Other Activities. Schilling Inc. has not engaged in any business activities, held any assets or incurred any liabilities since its formation, other than holding Class A Units solely as a unitholder of the Company.
Section 2.8    Taxes.
(a)    For federal income Tax purposes, Schilling Inc. is, and has been at all times since its inception, properly classified as an “S corporation” under Section 1361 of the Code and the Treasury Regulations thereunder, and is and has been so classified for state income Tax purposes pursuant to analogous state provisions. Each of the subsidiaries of Schilling Inc. is either (i) properly classified as an entity disregarded as separate from Schilling Inc. for U.S. federal income Tax purposes in accordance with Treas. Reg. § 301.7701-3 or (ii) properly classified as a “qualified subchapter S subsidiary” within the meaning of Section 1361 of the Code. Schilling Inc. will not be liable for any Tax under Section 1374 of the Code or any other applicable state or local law as a result of the transactions contemplated by this Agreement, including the making of a Section 338(h)(10) Election. Schilling Inc. has not, since its inception, acquired assets from another corporation in a transaction in which Schilling Inc.’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or acquired the stock of any corporation which is or became a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code;
(b)    Schilling Inc. is not required to make payments, dividend distributions or loans to any shareholder in regard to taxes owed by that shareholder with respect to its share of taxable income earned by Schilling Inc.;
(c)    Each of Schilling Inc. and the Company has timely filed with the appropriate Tax Authorities all Tax Returns required to be filed, and such Tax Returns are true, correct and complete;
(d)    Each of Schilling Inc. and the Company has paid in full all Taxes which are or have become due (whether or not shown on any Tax Return). There are no liens for Taxes upon any property or assets of either of Schilling Inc. or the Company except for liens for personal property Taxes not yet due and payable. No Audits are presently pending with regard to any Taxes or Tax Returns of Schilling Inc. or the Company, and no such Audit is threatened, and no deficiency or adjustment for any Taxes has been proposed, asserted, or assessed against Schilling Inc. or the Company. No material adjustments have been asserted as a result of any Audit which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any

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Audit of Schilling Inc. or the Company that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any period not so audited. Neither Schilling Inc. nor the Company has ever received any notice of any claim made by a Tax Authority in a jurisdiction where Schilling Inc. or the Company, as applicable, does not file a Tax Return, that Schilling Inc. or the Company, as applicable, is or may be subject to taxation by that jurisdiction. There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Schilling Inc. or the Company, and no power of attorney granted by Schilling Inc. or the Company with respect to any Taxes or Tax Returns is currently in force. Neither Schilling Inc. nor the Company has any liability for or in respect of the Taxes of, or determined by reference to the Tax liability of, another Person. Neither Schilling Inc. nor the Company is a party to, bound by, obligated under, any Tax sharing agreement, Tax allocation agreement, Tax indemnification agreement, agreement where liability is determined by reference to the Tax liability of a third party, or any similar agreement, contract, or arrangement;
(e)    Neither Schilling Inc. nor the Company has ever had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country; and
(f)    Neither Schilling Inc. nor the Company has ever engaged in any transaction that gives rise to: (i) a registration obligation under Section 6111 of the Code or the Treasury Regulations promulgated thereunder; (ii) a list maintenance obligation under Section 6112 of the Code or the Treasury Regulations promulgated thereunder; or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code or the Treasury Regulations promulgated thereunder.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER
Except as set forth in the SEC Documents of Purchaser filed since January 1, 2010, the Purchaser represents and warrants to each of the Sellers as of the date hereof as set forth below.
Section 3.1    Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such other jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Purchaser Material Adverse Effect. For purposes of this Agreement, “Purchaser Material Adverse Effect” with respect to Purchaser means any event or occurrence that has had or could reasonably be expected

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to have, individually or in the aggregate, a material adverse effect (i) on the business, capitalization, assets, liabilities, properties, results of operations or condition (financial or otherwise) of Purchaser, or (ii) that would prevent or materially alter or delay the Transaction or any of the other transactions contemplated hereby.
Section 3.2    Authority Relative to this Agreement. Purchaser has full power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Purchaser has reserved the funds necessary to complete the Transaction and will not be required to obtain the approval of any Person to satisfy its financial obligations on the Closing Date. This Agreement, when executed and delivered by Purchaser, will constitute a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (a) law of general application relating to specific performance, injunctive relief or other equitable remedies, (b) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (c) federal or state laws limiting enforceability of the indemnification provisions in Article VI of this Agreement.
Section 3.3    No Conflict; Consent.
(a)    No notice to, filing with, and no permit, authorization, consent or approval of any Governmental Entity or any private third party is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement, except for (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (b) such filings and approvals as may be required in any foreign jurisdiction; (c) such consents, approvals, orders, authorizations, registrations, declarations and filings as may have already been filed or obtained; and (d) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be reasonably expected to have a Purchaser Material Adverse Effect.
(b)    No consent, order, authorization, approval, declaration or filing is required on the part of Purchaser for or in connection with the execution, delivery or performance of this Agreement and the other agreements, documents and instruments of Purchaser contemplated hereby. Neither the execution and delivery of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of Purchaser’s certificate of incorporation or bylaws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, permit, authorization, franchise, contract, agreement or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, or its properties or assets.

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Section 3.4    Litigation. There is no action, suit, proceeding, arbitration, investigation pending before any Government Entity or arbitration or mediation panel or, to Purchaser’s Knowledge, threatened in which Purchaser is a party that challenges this Agreement or any of the transactions contemplated herein or could reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.
Section 3.5    Investment Representations.
(a)    Relationship to Company; Sophistication; Experience. Purchaser either (i) has a preexisting business or personal relationship with the Company and/or any of its officers, directors or controlling persons or (ii) the Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective purchase of the Schilling Units.
(b)    Restrictions on Transfer. Purchaser acknowledges that the Schilling Units must be held indefinitely unless subsequently registered under the Securities Act or the Company receives an opinion of counsel satisfactory to the Company that such registration is not required. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the securities to be sold, and, in the case of sales by affiliates of the Company, the sale being made through a “broker’s transaction” or a transaction directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Purchaser further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Purchaser wishes to sell the Schilling Units and, if so, Purchaser would be precluded from selling the Schilling Units under Rule 144 even if the six-month minimum holding period has been satisfied.
(c)    No Public Market. Purchaser understands that no public market now exists for the Units, that there can be no assurance that a public market will ever exist for the Units and that the Company is under no obligation to register the Units.
(d)    Exemption from Registration. Purchaser further acknowledges that, in the event all of the requirements of Rule 144 are not met, compliance with another registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, that such persons and the brokers who participate in the transactions do so at their own risk, and that, therefore, there is no assurance that any exemption from registration under the Securities Act will be available or, if available, will allow such person to dispose of, or otherwise transfer, all or any portion of the Units.
(e)    Access to Information. Purchaser has had an opportunity to discuss

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the Company’s business, management and financial affairs with the Company’s management and the opportunity to inspect Company facilities and such books and records and material contracts as Purchaser deemed necessary to its determination to purchase the Schilling Units; provided, however, that such discussions or inspections shall not limit the ability of the Purchaser to seek recovery for Damages in accordance with Article VI.
(f)    Purchaser’s Liquidity. Purchaser (i) has no need for liquidity in Purchaser’s investment, (ii) is able to bear the substantial economic risks of an investment in the Schilling Units for an indefinite period and (iii) at the present time, can afford a complete loss of such investment.
(g)    Offer and Sale. Purchaser understands that the transfer of the Schilling Units has not been registered under the Securities Act in reliance upon an exemption therefrom. Purchaser was not offered or sold the Schilling Units, directly or indirectly, by means of any form of general solicitation or general advertisement, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.
(h)    Risks. Purchaser is aware that the Schilling Units are highly speculative and that there can be no assurance as to what return, if any, there may be. Purchaser is aware that the Company may issue additional securities in the future which could result in the dilution of Purchaser’s ownership interest in the Company.
(i)    Reliance. Purchaser has not relied and is not relying on any warranties, representations or other statements whatsoever, whether written or oral (from or by any Seller, the Company or any Person acting on their behalf) other than those expressly set out in this Agreement.
(j)    Investment Entity. Purchaser is authorized and otherwise duly qualified to purchase and hold the Schilling Units; such entity has its principal place of business as set forth in Section 8.4 hereof; and such entity has not been formed for the specific purpose of acquiring the Schilling Units.
(k)    Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
ARTICLE IV

COVENANTS
Section 4.1    Company Property. If, after the Closing, any Seller owns or shall at any time hereafter acquire any rights in any assets, contracts or property relating to the Business,

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such Seller shall, and hereby does, transfer all of its rights, title and interest in such assets, contracts or property to the Company for no additional consideration. Each Seller shall execute and deliver such additional documents and instruments and take such other actions as Purchaser shall reasonably request to give effect to the provisions of this Section 4.1.
Section 4.2    Tax Returns.
(a)    Purchaser shall cause the Company to prepare the Tax Returns of the Company that are due after the Closing Date. With respect to any Company Federal and state income Tax Returns that are due after the Closing Date but that relate to periods ending prior to the Closing Date (a “Pre-Closing Tax Period”), however, Purchaser shall cause the Company to use McDougal & Co., Incorporated, Certified Public Accountants (“McDougal”) to prepare those Federal and state income Tax Returns. Purchaser shall, at least ten (10) Business Days prior to the due date of such Tax Returns (after taking into account all extensions), cause the Company to provide copies of the proposed Federal and state income Tax Returns, prepared by McDougal for the Pre-Closing Tax Period, to Sellers for their review and approval, which may not be unreasonably withheld or delayed and, upon request, shall provide Sellers copies of such of the Company’s books and records as are relevant to such Tax Returns. Purchaser shall be not be responsible for accuracy of said Tax Returns so long as said Tax Returns are filed in the manner prepared by McDougal (after giving effect to any reasonably acceptable changes proposed by the Sellers).
(b)    No Party shall cause the Company to amend any Tax Returns for Pre-Closing Tax Period without the express approval of the other Parties, which approval may not be unreasonably withheld, delayed or conditioned.
ARTICLE V

CLOSING DELIVERABLES
Section 5.1    Closing Deliverables of Schilling Inc. and Schilling. At or prior to Closing, Schilling Inc. and Schilling shall deliver the following to Purchaser:
(a)    An executed Assignment of Membership Interests evidencing the transfer of the Schilling Units to Purchaser, in substantially the form attached hereto as Exhibit A;
(b)    An executed counterpart to the EBITDA Letter Agreement describing the calculations regarding the parties’ respective EBITDA calculations, as required by the Unitholders Agreement;
(c)    Evidence reasonably satisfactory to Purchaser that certain intangible property listed on Annex II to that certain Letter Agreement dated as of December 28, 2011, between Purchaser, Schilling Inc. and Schilling, has been transferred to the Company;

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(d)    All other consents and approvals required in order for the Sellers and the Company to consummate the Transaction, as required by the Unitholders Agreement;
(e)    A certificate of good standing of Schilling Inc. from the Secretary of State of the State of Delaware and all other jurisdictions in which Schilling Inc. is required to do business; and
(f)    A certificate executed by a duly authorized representative of each of the Sellers setting forth the amount of the Schilling Counsel Fees.
ARTICLE VI

INDEMNIFICATION
Section 6.1    Indemnification by the Sellers.
(a)    Subject to the limitations set forth in this Article VI, the Sellers shall, jointly and severally, indemnify, hold harmless and reimburse Purchaser, the Affiliates of Purchaser and any employee, director, member, manager, officer, affiliate (other than the Company), or agent of the foregoing (the “Purchaser Indemnified Parties”) for any demand, claim, payment, obligation, action or cause of action, assessment, loss, Tax, liability, damages (but excluding exemplary or punitive damages other than such damages arising in connection with or relating to patent or trademark laws or otherwise paid to any third party), reasonable cost or expense (including reasonable attorneys’ fees and expenses for a single counsel representing Purchaser Indemnified Parties) or other damages (collectively, “Damages”) which may be sustained or suffered by any such Purchaser Indemnified Parties arising from or relating to, directly or indirectly, or in connection with: (i) any inaccuracy in any of the warranties or representations set forth in Article II of this Agreement (including any Third Party Claim arising from or relating to this clause (a)(i)), (ii) any failure by any of the Sellers to perform or comply with any covenant or obligation in this Agreement (including any Third Party Claim arising from or relating to this clause (a)(ii)), (iii) any Schilling Inc. Taxes or (iv) any Schilling Counsel Fees to the extent not set forth on the certificate delivered pursuant to Section 5.1(f).
(b)    Subject to the limitations set forth in this Article VI, Purchaser shall indemnify, hold harmless and reimburse each of the Sellers and their respective Affiliates and any employee, director, manager, officer, affiliate, relative, spouse or agent of the foregoing (the “Seller Indemnified Parties” and together with the Purchaser Indemnified Parties, the “Indemnified Parties.”) for any Damages which may be sustained or suffered by any such Seller Indemnified Parties arising from or relating to, directly or indirectly, or in connection with: (i) any inaccuracy in any of the warranties or representations set forth in Article III of this Agreement (including any Third Party Claim arising from or relating to this clause (b)(i)), or (ii) any failure by Purchaser to perform or comply with any covenant or obligation in this Agreement (including any Third Party Claim arising from or relating to this clause (b)(ii)).

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Section 6.2    Claims Procedure.
(a)    Promptly after any Indemnified Party discovers circumstances or claims that would reasonably be expected to lead to Damages or any Damages actually incurred, including any Third Party Claims that might give rise to indemnification hereunder, such Indemnified Party shall promptly deliver to the Party alleged to be liable for indemnification hereunder (an “Indemnitor”), with a copy to each of the Sellers and Purchaser, a certificate signed by the Indemnified Party (a “Claim Certificate”) that such Damages exist or are reasonably expected to occur and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation or breach to which such item is related; provided, however, that an Indemnified Party’s failure to send or delay in sending a Claim Certificate shall not relieve an Indemnitor from liability hereunder with respect to such Claim Certificate except to the extent and only to the extent the Indemnitor is materially prejudiced by such failure or delay (in each case, subject to any applicable time limitation on the delivery of a Claim Certificate in Section 6.5).
(b)    The Indemnitor shall have fifteen (15) days after delivery of a Claim Certificate to object to any claim or claims made in such Claim Certificate in a written statement delivered to the Indemnified Party. In case the Indemnitor shall so object in writing to any claim or claims made by the Indemnified Party in the Claim Certificate, the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection of the Indemnitor. If after such second fifteen (15) day period there remains a dispute as to any claims, the Parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective Parties with respect to each of such claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Indemnitor and the Indemnified Party.
(c)    Claims for Damages specified in any Claim Certificate to which an Indemnitor shall not object in writing within fifteen (15) days of receipt thereof, claims for Damages covered by a memorandum of agreement of the nature described in Section 6.2(b), claims for Damages the validity and amount of which have been the subject of final determination as described in Section 6.3 and claims for Damages the validity and amount of which shall have been the subject of a final judicial determination (or shall have been settled with the consent of the Indemnifying Party) as described in Section 6.3 are hereinafter referred to as “Agreed Claims”.
(d)    Subject to Section 6.7, within ten (10) Business Days after the determination of the amount of any Agreed Claims, the Indemnitor shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer of immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than three (3) Business Days prior to such payment.
Section 6.3    Resolution of Conflicts and Arbitration.
(a)    If no agreement can be reached with respect to any claim for Damages under this Article VI after good faith negotiation by the Parties pursuant to Section 6.2(b), any Party may, by written notice to the other Parties, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not

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be commenced until such amount is ascertained or the Parties agree to arbitration; such arbitration shall be administered by the Center for Public Resources Institute for Conflict Prevention and Resolution (the “CPR”) in accordance with its then prevailing Rules for Non-Administered Arbitration of Business Disputes, by an arbitrator or arbitrators as selected and described in Section 6.3(b). The arbitrator(s) shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrator(s), to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrator(s) shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including, without limitation, attorneys’ fees and costs, to the same extent as a court of competent jurisdiction, should the arbitrator(s) determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator(s) shall be written, shall be in accordance with applicable law, including, without limitation, the United States Arbitration Act, 9 U.S.C. § 1 et seq. (the “USAA”), and with this Agreement, and shall be supported by written findings of fact and conclusions of law which shall set forth the basis for such decision. The decision of the arbitrator(s) as to the validity and amount of any claim in any Claim Certificate shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction, and the Parties shall be entitled to act in accordance with such decision.
(b)    For all disputes for which the aggregate disputed dollar amount is equal to or less than $3,000,000, the Parties shall agree upon a single arbitrator to oversee such dispute. If the Parties cannot agree on such arbitrator within 20 days after submitting the dispute for arbitration, then the dispute shall be managed by a single independent arbitrator to be chosen by the CPR. For all disputes for which the aggregate disputed dollar amount exceeds $3,000,000, such dispute shall be managed and ruled upon by a panel of three arbitrators. Purchaser and Schilling Inc. shall each name one of the arbitrators, and the third arbitrator shall be chosen by Purchaser and Schilling Inc. or, if Purchaser and Schilling Inc. cannot agree on such arbitrator within 20 days after submitting the dispute for arbitration, then the third arbitrator shall be an independent arbitrator selected by the CPR.
(c)    Any arbitration under this Article VI shall be governed by the USAA and shall be held in Wilmington, Delaware. The non-prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any fees and expenses of the CPR, and the expenses, including attorneys’ fees and costs, reasonably incurred by the other Party to the arbitration.
Section 6.4    Third Party Claims. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or demand or claim by a third party (a “Third Party Claim”) which may give rise to Damages, the Indemnitor may assume and diligently pursue the defense thereof with counsel reasonably satisfactory to such Indemnified Party and the Indemnified Party shall cooperate in all reasonable respects in such defense. The Indemnified Party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof; provided, however, that the fees and expenses of counsel employed by the Indemnified Party shall be at the expense of the Indemnitor only if such counsel is retained pursuant to the following sentence or if the employment of such counsel has been specifically authorized by the Indemnitor, and provided, further, that in the event there are multiple Indemnified Parties in any matter the Indemnitor

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shall be obligated to pay the fees and expenses of only one counsel unless an Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the other Indemnified Parties. If the Indemnitor does not notify the Indemnified Party within fifteen (15) days after receipt of the Claim Certificate (or such shorter period of time if the Indemnified Party is required to take action by applicable law) that the Indemnitor elects to undertake the defense thereof, the Indemnified Party or if the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnitor and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnitor, or available to the Indemnitor, but the assertion of which would be adverse to the interests of the Indemnitor, shall have the right to defend at the expense of the Indemnitor the claim with counsel of its choosing. Prior to any settlement, the Indemnified Party shall send a written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject, in its reasonable judgment within fifteen (15) days of receipt of such notice. Failure to reject such notice within such fifteen (15)-day period shall be deemed an acceptance of such notice. Whether the Indemnified Party, on the one hand, or the Indemnitor, on the other hand, shall have undertaken the defense of a Third Party Claim, such Person that has undertaken the defense of a Third Party Claim shall not admit any liability with respect to, consent to the entry of any judgment, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnitor or the Indemnified Party, respectively (which consent in either case shall not be unreasonably withheld, delayed or conditioned). So long as the Indemnitor is conducting the defense of any Third Party Claim in accordance with the terms hereof, the Indemnified Party agrees that Indemnitor shall have full and complete control over the conduct of such proceeding.
Section 6.5    Indemnity Period. No claim for indemnification under Section 6.1(a)(i) or Section 6.1(b)(i) of this Agreement may be made unless a Claim Certificate is given by the Party seeking such indemnification to the Party from whom indemnification is sought on or prior to April 1, 2013; provided, however, that the indemnity period for claims for indemnification from and against Damages arising, directly or indirectly, from or in connection with: (i) any inaccuracy in any of the warranties or representations contained in Sections 2.1 (Title), 2.2 (Organization and Authority), 2.3 (Capitalization), 2.4 (No Conflict; Consent), 2.5 (Validity and Enforceability), 2.7 (No Other Activities), 3.1 (Organization), 3.2 (Authority Relative to this Agreement) and 3.3 (No Conflict; Consent) will survive indefinitely and (ii) any inaccuracy in any of the warranties or representations contained in Sections 2.8 (Taxes), or any fraud or intentional misrepresentation shall survive until thirty (30) days after the applicable statute of limitations and (iii) Schilling Inc. Taxes shall survive until thirty (30) days after the applicable statute of limitations.
Section 6.6    Indemnification Basket.
(a)    The provisions for indemnity contained in Section 6.1(a)(i) shall become effective only in the event that the aggregate amount of all Agreed Claims for which Schilling Inc. and Schilling are liable under this Article VI exceeds in the aggregate $500,000 (the “Indemnification Basket”), and then only for the amount by which such Agreed Claims exceed the Indemnification Basket; provided, however, that once Agreed Claims with respect to

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indemnification from and against Damages arising, directly or indirectly, from or in connection with any inaccuracy in any of the warranties or representations of Schilling Inc. contained in Section 2.8 (Taxes) or Section 6.1(a)(iii) exceed the Indemnification Basket, Purchaser shall be entitled to indemnification for such Agreed Claims for the aggregate amount of all such Agreed Claims, regardless of the Indemnification Basket, and provided, further, that the Indemnification Basket shall not apply to any claim for indemnification from and against Damages arising, directly or indirectly, from or in connection with: (i) any inaccuracy in any of the warranties or representations of Schilling Inc. contained in Sections 2.1 (Title), 2.2 (Organization and Authority), 2.3 (Capitalization), 2.4 (No Conflict; Consent), 2.5 (Validity and Enforceability), 2.7 (No Other Activities), or (ii) any fraud or intentional misrepresentation by the Indemnitor.
(b)    The provisions for indemnity contained in Section 6.1(b)(i) shall become effective only in the event that the aggregate amount of all indemnifiable damages for which Purchaser is liable under this Article VI exceeds the Indemnification Basket, and then only for the amount by which such indemnifiable damages exceed the Indemnification Basket; provided, however, that the Indemnification Basket shall not apply to any claim for indemnification from and against Damages arising, directly or indirectly, from or in connection with (i) any inaccuracy in any of the warranties or representations of Purchaser contained in Sections 3.1 (Organization), 3.2 (Authority Relative to this Agreement) or 3.3 (No Conflict; Consent) or (ii) any fraud or intentional misrepresentation by the Purchaser.
Section 6.7    Limitations on Indemnity. The Indemnified Parties entitlement to recover any Damages pursuant to Sections 6.1(a) and (b) shall be limited by the provisions of this Section 6.7 as follows:
(a)    With respect to any Agreed Claims for indemnification from and against Damages arising, directly or indirectly, from or in connection with (i) any inaccuracy in any of the warranties or representations of the Sellers contained in Article II, (ii) any claims pursuant to Section 6.1(a)(iii) or (iii) any fraud or intentional misrepresentation by any of the Sellers (collectively, the “Excluded Claims”), the maximum aggregate amount payable with respect to such Agreed Claims shall be the Purchase Price.
(b)    With respect to any Agreed Claims for indemnification from and against Damages arising, directly or indirectly, from or in connection with (i) any inaccuracy in any of the warranties or representations of Purchaser contained in Article III and (ii) and any fraud or intentional misrepresentation by Purchaser, the maximum aggregate amount payable with respect to such Agreed Claims shall be the Purchase Price.
Section 6.8    Contribution. To the extent amounts related to Agreed Claims are paid by Schilling or Schilling Inc., Schilling or Schilling Inc., as the case may be, shall not be entitled to recover such amounts by contribution from the Company. The Parties acknowledge and agree that Schilling shall be prohibited from seeking indemnification from the Company or any indemnification agreement between Schilling and the Company as a result of the payment by Schilling of any Agreed Claims under this ARTICLE VI.
Section 6.9    Exclusive Remedy. After the Closing, absent fraud or intentional

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misrepresentation, the provisions of this Article VI shall be the sole and exclusive remedy of the Parties for any Damages incurred by any Indemnified Party.
ARTICLE VII

DEFINITIONS AND INTERPRETATION
Section 7.1    Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:
“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.
“Agreed Claims” shall have the meaning set forth in Section 6.2(c) hereof.
“Agreement” or “this Agreement” shall mean this Purchase Agreement, together with the Exhibits hereto.
“Audit” or “Audits” shall mean any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes.
“Business” shall mean the business of the Company and its Subsidiaries, taken as a whole, as conducted and currently contemplated to be conducted.
“Business Day” shall mean any day other than a Saturday, a Sunday or a holiday on which banks in the State of California are closed for business.
“Claim Certificate” shall have the meaning set forth in Section 6.2(a) hereof.
“Class A Units” shall have the meaning ascribed to such term in the Operating Agreement.
“Class A-1 Units” shall have the meaning ascribed to such term in the Operating Agreement.
“Closing” shall mean the closing referred to in Section 1.1 hereof.
“Closing Date” shall have the meaning set forth in Section 1.1 hereof.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the preamble hereto.
“Company Material Adverse Effect” shall have the meaning set forth in Section 2.2 hereof.

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“CPR” shall have the meaning set forth in Section 6.3(a).
“Damages” shall have the meaning set forth in Section 6.1 hereof.
“EBITDA” shall have the meaning given such term in the Unitholders Agreement.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“FMC Units” shall have the meaning set forth in the Recitals hereof.
“Governmental Entity” shall have the meaning set forth in Section 2.4(a) hereof.
“Indemnified Parties” shall have the meaning set forth in Section 6.1(b) hereof.
“Indemnification Basket” shall have the meaning set forth in Section 6.6(a) hereof.
“Indemnitor” shall have the meaning set forth in Section 6.2(a) hereof.
“Knowledge” with respect to Schilling Inc. shall mean the knowledge of Tyler Schilling and each officer of Schilling Inc., the Company or any Subsidiary with a title of Vice President or above after due inquiry, with respect to Schilling shall mean the knowledge of Tyler Schilling after due inquiry, and with respect to Purchaser shall mean the knowledge of each officer of Purchaser, with a title of Vice President or above after due inquiry.
“Lien” shall have the meaning set forth in Section 2.4(b) hereof.
“McDougal” shall have the meaning set forth in Section 4.2(a) hereof.
“Multiple” shall have the meaning given such term in the Unitholders Agreement.
“Newco” shall have the meaning set forth in the Recitals hereof.
“Net Debt” shall have the meaning given such term in the Unitholders Agreement.
“Operating Agreement” means the Amended and Restated Operating Agreement of Schilling Robotics, LLC, dated as of December 26, 2008 and in effect as of the date hereof.
“Party” and “Parties” shall have the meanings set forth in the preamble hereto.
“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Pre-Closing Tax Period” shall have the meaning set forth in Section 4.2(a) hereof.
“Proposed Calculation” shall have the meaning set forth in Section 1.4(a).
“Purchase Price” shall have the meaning set forth in Section 1.3.

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“Purchaser” shall have the meaning set forth in the preamble hereto.
“Purchaser Indemnified Party” shall have the meaning set forth in Section 6.1(a) hereof.
“Purchaser Material Adverse Effect” shall have the meaning set forth in Section 3.1 hereof.
“Schilling” shall have the meaning set forth in the preamble hereto.
“Schilling Counsel Fees” shall have the meaning given such term in the Unitholders Agreement.
“Schilling Inc.” shall have the meaning set forth in the preamble hereto.
“Schilling Inc. Taxes” shall mean any liability for Taxes of the Company (to the extent of Sellers’ allocable portion of such Taxes in accordance with Section 5.5 of the Operating Agreement), Schilling Inc., Schilling or a stockholder of Schilling Inc. with respect to Taxes attributable to periods (or portions of periods) ending on or before the Closing Date. For the avoidance of doubt, Schilling Inc. Taxes includes (i) any Taxes arising from the Transaction, and (ii) any obligation of the Company or Schilling Inc. to pay any amounts that relate to the Schilling Inc. Tax liability of Schilling or any stockholder of Schilling Inc.
“Schilling Units” shall have the meaning set forth in the Recitals hereof.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Documents” means those documents filed with the SEC pursuant to the Securities Act or the Exchange Act.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securities Purchase Agreement” shall have the meaning set forth in the Recitals hereof.
“Seller Indemnified Parties” shall have the meaning set forth in Section 6.1(b) hereof.
“Subsidiary” means each subsidiary of the Company.
“Tax” or “Taxes” means any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Entity, including income, profits, gross receipts, gains, net proceeds, net worth, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, workers compensation, disability, payroll, employment, social contributions, fuel, excess profits, occupancy, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest,

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penalty, or addition thereto, whether disputed or not.
“Tax Authority” means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the collection and administration of any Taxes.
“Tax Returns” mean all federal, state, local, and foreign tax returns, declarations, statements, claims for refunds, reports, schedules, forms, and information returns and any amendments thereto.
“Third Party Claim” shall have the meaning set forth in Section 6.4 hereof.
“Transaction” shall have the meaning set forth in the Recitals hereof.
“Transaction Expenses” shall have the meaning set forth in Section 8.1 hereof.
“Unitholders Agreement” shall have the meaning set forth in the Recitals hereof.
“Units” means the Class A Units and the Class A-1 Units.
“USAA” shall have the meaning set forth in Section 6.3(a).
“Voting Debt” shall have the meaning set forth in Section 2.3(b) hereof.
Section 7.2    Interpretation.
(a)    When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.
(b)    Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”
(c)    The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.
(d)    The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(e)    A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.
(f)    A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor

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and all regulations and statutory instruments issued thereunder or pursuant thereto.
(g)    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
ARTICLE VIII

MISCELLANEOUS
Section 8.1    Survival. Except as otherwise specifically provided in Article VI of this Agreement, the representations, warranties, covenants and agreements made by the Sellers herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of any of the Sellers pursuant to this Agreement shall be deemed to be representations and warranties by such Seller hereunder.
Section 8.2    Fees and Expenses. Except as specifically provided to the contrary in this Agreement, all fees, costs and expenses (including but not limited to, all brokers’ fees, data room costs and the fees, costs and expenses of legal counsel, financial advisors and accountants and all fees and expenses incurred in connection with the antitrust matters in foreign jurisdictions), incurred or accelerated in connection with this Agreement and the consummation of the Transaction or any of the other transactions contemplated hereby (the “Transaction Expenses”) shall be paid by the Party incurring such expenses.
Section 8.3    Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of Purchaser and the Sellers.
Section 8.4    Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by mail to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
(a)    if to Schilling Inc., to

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SCHILLING ROBOTICS, INC. 260 Cousteau Place Davis, CA 95618 Attention: Tyler Schilling Facsimile No.: (530) 753-8092

with a copy to

DLA PIPER LLP (US) 400 Capitol Mall, Suite 2400 Sacramento, CA 95814 Attention: Gilles S. Attia Facsimile No.: (916) 930-3201

(b)    if to Schilling, to

Tyler Schilling c/o SCHILLING ROBOTICS, INC. 260 Cousteau Place Davis, CA 95616 Facsimile No.: (530) 753-8092

(c)    if to Purchaser, to

FMC TECHNOLOGIES, INC. 1803 Gears Road Houston, TX 77067 Attention: General Counsel Facsimile No.: (281) 591-4102
with a copy to
Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, TX 77002 Attention: W. Matthew Strock Facsimile No.: (713) 615-5650

Section 8.5    Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
Section 8.6    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective

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when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
Section 8.7    Entire Agreement. This Agreement (including the Exhibits attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
Section 8.8    Assignment. This Agreement shall not be assigned by operation of law or otherwise except that Purchaser may assign, in its sole discretion, (i) its indemnification and other rights hereunder to any bank or other financial institution which is or becomes a lender to Purchaser or the Company or any of their respective successors and assigns, (ii) any or all of its rights, interests and obligations to any Person acquiring a material portion of the assets, business or securities of the Company or Purchaser, whether by merger, consolidation, sale of assets or otherwise, or (iii) any or all of its rights, interests and obligations hereunder to any direct or indirect wholly or majority owned subsidiary or Affiliate of Purchaser; provided, however, that such assignment pursuant to this clause (iii) shall not relieve Purchaser of its obligations hereunder.
Section 8.9    Governing Law; Forum. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law. Any judicial proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of the Parties further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served to it at the address and in the manner set forth in Section 8.4 or as otherwise provided under the laws of the State of Delaware. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the Parties to waive any objections to jurisdiction, to venue or to convenience of forum. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties to this Agreement.
Section 8.10    Specific Performance. The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
Section 8.11    Parties in Interest. Except as set forth in Section 6.1 hereof, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section 8.12    Severability. This Agreement shall be interpreted in such a manner

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as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.
Section 8.13    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLERS:
SCHILLING ROBOTICS, INC.

/s/ Tyler Schilling
By: Tyler Schilling
Its: Chief Executive Officer

/s/ Tyler Schilling
Tyler Schilling

PURCHASER:

FMC TECHNOLOGIES, INC.
Principal Place of Business:
/s/ Jeffrey W. Carr
By: Jeffrey W. Carr
Its: Vice President, General Counsel & Secretary

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EXHIBIT A

FORM OF

ASSIGNMENT OF MEMBERSHIP INTERESTS
This Assignment of Membership Interests (this “Assignment”) is made and entered into as of April 25, 2012, by and between [__________], a [__________] (“Assignor”), and FMC Technologies, Inc., a Delaware corporation (“Assignee”).
WITNESSETH:
WHEREAS, Assignor owns [ ] Class A Units (as defined in the Amended and Restated Operating Agreement of Schilling Robotics, LLC, a Delaware limited liability company (the “Company”), dated as of December 26, 2008), which Class A Units represent all of the issued and outstanding membership interests in the Company owned by Assignor;
WHEREAS, pursuant to the Securities Purchase Agreement dated as of April 25, 2012 (the “Purchase Agreement”) by and among Assignor, Assignee and [__________], (as defined in the Purchase Agreement), Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, all of the Class A Units owned by Assignor (the “Subject Interests”); and
WHEREAS, capitalized terms used herein but not otherwise defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement.
NOW, THEREFORE, for and in consideration of the above stated premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto do hereby agree as follows:
1.    Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee, its successors and assigns, to have and to hold forever, and Assignee hereby accepts, effective as of the Closing, all of Assignor’s right, title and interest in and to the Subject Interests.
2.    Successor and Assigns. This Assignment may not be assigned by either party hereto without the prior written consent of the other party hereto. Subject to the foregoing, this Assignment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
3.    Entire Agreement. This Assignment, together with the Purchase Agreement, supersedes any prior or contemporaneous understandings or agreements between the parties hereto respecting the subject matter hereof and constitute the entire understanding and agreement between such parties with respect to the assignment of the Subject Interests. In the event of a conflict or inconsistency between the terms and conditions of this Assignment and the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control.
4.    Governing Law. This Assignment shall be governed by and construed in accordance

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with the laws of the State of Delaware without regard to any conflict or choice of law principles that would apply the substantive law of another jurisdiction.
5.    Counterparts. This Assignment may be executed in any number of counterparts and by each party hereto on separate counterparts, all of which together shall for all purposes constitute one agreement, binding on all parties hereto, notwithstanding that all the parties hereto have not signed the same counterpart. Facsimile or scanned and emailed transmission of any signed original counterpart of this Assignment or retransmission of any signed facsimile or scanned and emailed transmission of any such counterpart will be deemed the same as delivery of an original counterpart. At the request of either party hereto, the other party hereto will confirm facsimile or scanned and emailed transmission by signing a duplicate original counterpart of this Assignment.

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IN WITNESS WHEREOF, this Assignment has been duly executed by each of the parties hereto as of the date and year first above written.

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEE:

FMC TECHNOLOGIES, INC.

By:
Name:
Title: